EXHIBIT 11

      INTER-REGIONAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED FINANCIAL STATEMENTS
       (Unaudited, in thousands, except per-share amounts)
                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                                1996      1995      1996      1995
                              --------------------------------------
Primary earnings per share:
 Net earnings                  $12,990   $10,816   $41,098   $25,015
                                ======    ======    ======    ======
Average number of common
 and common equivalent
 shares outstanding:
 Average common shares
  outstanding                   12,155    12,134    12,121    12,123
 Stock options                     511       472       453       396
Shares credited to Wealth
 Accumulation Plan participants    111         -        92         -
                                ------    ------    ------    ------
                                12,777    12,606    12,666    12,519
                                ======    ======    ======    ======

Primary earnings per share      $ 1.02      $.86     $3.24     $2.00
                                ======    ======    ======    ======
Earnings per share assuming
full dilution:
 Net earnings                  $12,990   $10,816   $41,098   $25,015
                                ======    ======    ======    ======
Average number of common and
 common equivalent shares
 outstanding:
  Average common shares
  outstanding                   12,155     12,134   12,121    12,123
 Stock options                     654        586      676       609
 Shares credited to Wealth
 Accumulation Plan participants    111         -        92         -
                                ------    ------    ------    ------
                                12,920    12,720    12,889    12,732
                                ======    ======    ======    ======
Fully diluted earnings
 per share                       $1.01      $.85     $3.19     $1.96
                                ======    ======    ======    ======
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